                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement"),  dated as of the 16th day of January, 2004, is by and between Decorize,  Inc., a Delaware corporation (the
"Company") and James K. Parsons ("Purchaser").

     WHEREAS, the Company desires to issue and sell to Purchaser,  and Purchaser desires to purchase from the Company, 75,000 shares (the "Shares") of the common stock, $0.001 par value per share, of the Company; and

     WHEREAS, the Company has issued that certain Promissory Note dated June 15,
2001, in the principal amount of $925,000, in favor of Purchaser (the "Note") of which $925,000 in principal is currently outstanding; and

     WHEREAS,  the Company and Purchaser  desire that in  consideration  for the
Shares,  the  outstanding  balance  of the Note be  reduced by the amount of the purchase price of the Shares,  which amount shall be applied against payment for the Shares; and

     WHEREAS,  the Company and Purchaser  have agreed to provide for the sale of the Shares in the manner set forth in this Agreement.

     NOW,  THEREFORE,  in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.   PURCHASE AND SALE.

     1.1 Sale of Shares.  Upon the terms and subject to the conditions set forth in  this  Agreement,  the  Company  hereby  agrees,  upon  the  receipt  of  the consideration described herein, to issue the Shares to Purchaser,  and Purchaser hereby agrees to purchase from the Company,  all right,  title,  and interest in and to all of the Shares, free of all liens, claims and encumbrances.

     1.2  Consideration.  The aggregate purchase price for the Shares is the sum of $75,000 (the "Purchase Price"), at a price of $1.00 per Share, which shall be paid by the  reduction of the  outstanding  balance of the Note in the amount of the Purchase Price. In  consideration  of the sale of the Shares by the Company,
Purchaser  shall  deliver to the Company  concurrent  with the execution of this
Agreement, the Purchase Price as provided in Section 1.3 below.

     1.3 Closing Procedure. Concurrent with the execution of this Agreement, (i)
the Company shall deliver to Purchaser,  stock  certificate(s)  representing the
Shares, issued in the name of Purchaser,  and (ii) the Note shall be amended and the old  principal  amount of $925,000  shall be replaced with the new principal amount of  $882,498.  All actions  taken on the date hereof with  respect to the
transactions   contemplated  hereunder  shall  be  deemed  to  have  been  taken simultaneously at the time the last of any such actions is taken or completed.

2.   REPRESENTATIONS   AND  WARRANTIES  OF  THE  COMPANY.   The  Company  hereby
represents and warrants to Purchaser as follows:

     2.1 Due  Authorization.  The Company  has full  capacity to enter into this
Agreement and to carry out its  obligations  hereunder.  This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, and
binding  obligations  of  the  Company,   enforceable  against  the  Company  in
accordance with its terms.

     2.2 No Conflicts or Consents.  The execution and delivery by the Company of this Agreement,  and the performance of its  obligations  hereunder,  do not and will not (a) conflict with any  agreement,  judgment,  license,  order or permit applicable to or binding upon the Company, (b) result in the acceleration of any indebtedness  owed by the  Company,  or (c) result in or require the creation of any lien upon any  assets or  properties  of the  Company,  except as  expressly contemplated herein.

     2.3 Title to Shares.  The Shares,  when issued by the Company to  Purchaser upon payment in full of the Purchase Price,  will be validly issued,  fully paid and non-assessable.

3.   REPRESENTATIONS  AND  WARRANTIES OF  PURCHASER.  Purchaser  represents  and warrants to the Company as follows:

     3.1 Due  Authorization.  Purchaser  has full  capacity  to enter  into this
Agreement and to carry out its  obligations  hereunder.  This Agreement has been duly executed and delivered by Purchaser and constitutes the legal,  valid,  and binding obligations of Purchaser, enforceable against him in accordance with its terms.

     3.2 Investment  Representations.  Purchaser further represents and warrants as follows:

     (a)  The  undersigned  is purchasing the Shares for his own account and not with a view to  resale  or  redistribution  in a  manner  which  would require registration under the Securities Act of 1933, as amended (the
          "Act"), or any state securities laws, or for sale in connection with a
          "distribution,"  as that term is used in Section  2(11) of the Act, of the Shares.

     (b)  The undersigned  understands  that the Shares are not registered under the Act or the securities laws of any state and may not be disposed of in whole or in part in the  absence of  registration  under the Act or any state  securities laws,  unless an exemption from  registration is available.

     (c)  The  undersigned  understands  that there will be no public market for the Shares, and that even if such a market were to develop, it may not be possible for the  undersigned to readily  liquidate his investment.
          As a consequence, the undersigned may never be able to sell or dispose of such securities and may thus have to bear the risk of investment in such securities for a substantial  period of time. The undersigned has adequate  means of providing for his current and future

          contingencies  and  has no  need  for  liquidity  with  regard  to his investment in the Shares.

     (d)  The  undersigned  has been informed and  understands  that the Shares, upon issue, will have such restrictive  legends as are required by law or as the Company may otherwise deem appropriate.

     (e)  The  undersigned  has such  knowledge and  experience in financial and business matters that he is capable of evaluating the merits and risks of an  investment  in the Shares and making an informed  decision with respect to the  purchase of the Shares.  Purchaser is not relying upon any  representation  or warranty by the  Company  with  respect to the value  of the  Shares,  and  accordingly  no such  representations  or warranties are made.

     (f)  The undersigned has had an opportunity to ask questions of and receive satisfactory answers from the Company, or any person or persons acting on the Company's  behalf,  concerning the terms and conditions of this investment,  and all such  questions  have been  answered  to the full satisfaction of Purchaser.

4.   MISCELLANEOUS PROVISIONS

     4.1  Assignment.  This  Agreement  shall be  binding  upon and inure to the benefit  of the  parties  hereto and their  respective  successors,  heirs,  and assigns.

     4.2  Counterparts.  This  Agreement  may  be  executed  in  any  number  of counterparts,  each of  which  shall be  deemed  an  original,  but all of which together shall constitute one and the same instrument.

     4.3 Entire Agreement.  This Agreement and the documents  referred to herein contain the entire understanding of the parties hereto in respect of the subject matter  contained  herein.  There  are no  restrictions,  promises,  warranties, conveyances or undertakings  other than those  expressly set forth herein.  This
Agreement supersedes any prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

     4.4  Modification.  No change or  modification  of this Agreement  shall be valid or binding  upon the parties  hereto,  nor shall any waiver of any term or condition  in the future be so binding,  unless such change or  modification  or waiver shall be in writing and signed by the parties hereto.

     4.5 Governing  Law. This  Agreement  shall be governed by, and construed in accordance with, the substantive laws of the State of Missouri without regard to the conflict of law provisions thereof.

                     [signatures appear on following page]

     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the date first above written.

                                       The Company:

                                       DECORIZE, INC.,
                                       a Delaware corporation

                                       By:
                                          --------------------------------------
                                          Alex Budzinsky
                                          Executive Vice President and
                                          Chief Financial Officer

                                       Purchaser:

                                       -----------------------------------------
                                       James K. Parsons

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